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Exhibit 5.1

Osler, Hoskin & Harcourt LLP Suite 1700, Guinness Tower 1055 West Hastings Street Vancouver, British Columbia, Canada V6E 2E9 778.785.3000 MAIN 778.785.2745 FACSIMILE

May 3, 2022

Mind Medicine (MindMed) Inc.

One World Trade Center

Suite 8500

New York, New York

10007

Dear Sirs/Mesdames:

Re: Mind Medicine (MindMed) Inc.- Registration Statement on Form S-3

We have acted as Canadian counsel to Mind Medicine (MindMed) Inc., a British Columbia company (the “Corporation”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Corporation, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (a) a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”); and (b) a sales agreement prospectus (the “Sales Agreement Prospectus”), which covers the offering, issuance and sale by the Corporation of up to a maximum aggregate offering price of $100,000,000 in subordinate voting shares of the Corporation that may be issued and sold from time to time under a sales agreement between the Corporation and each of Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. (such agreement, the “ATM Agreement”, and such shares, the “ATM Shares”).

The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Corporation of (collectively, the “Securities”):

(a)	subordinate voting shares of the Corporation (the “Subordinate Voting Shares”);

(b)	warrants to acquire Subordinate Voting Shares (the “Warrants”); and,

(c)	the ATM Shares.

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

We are qualified to practice law in the Province of British Columbia and these opinions are rendered solely with respect to the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia and, as they relate to the legally binding nature of and enforceability of the Warrants, the laws of the Province of British Columbia.

For the purposes of the opinions set forth below, we have assumed without independent investigation or verification by us that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded;

(b)

the Securities will have the terms described in and will otherwise be issued as described in the Registration Statement or in a prospectus supplement and a prospectus supplement will have been prepared and filed with the SEC regarding the Securities offered thereby;

(c)

all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(d)	there shall not have occurred any change in law affecting the validity or enforceability of such Securities;

(e)	at the time of the issuance of the Securities, the Corporation will be a validly existing company under the laws of the Province of British Columbia;

(f)	any Warrants issued by the Corporation are to be issued pursuant to a definitive agreement or certificate evidencing the terms thereof (a “Securities Agreement”);

(g)	the Warrants and the Securities Agreement will be governed by the laws of the Province of British Columbia; and

(h)

none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the execution, delivery and performance by the Corporation of any Securities Agreement, nor the compliance by the Corporation with the terms of such Securities, will violate any applicable law or regulation or will result in a violation of any provision of any instrument or agreement then binding upon the Corporation, or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We have also assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

(a)

when (i) all requisite corporate action, including the adoption of appropriate resolutions of the Board of Directors of the Corporation or a duly authorized committee thereof (the “Authorizing Resolutions”), has been taken by the Corporation to authorize the issuance of any Subordinate Voting Shares and the consideration to be received therefor, and (ii) certificates evidencing such shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in the manner described in such Authorizing Resolutions, such Subordinate Voting Shares will be validly issued, fully paid and non-assessable;

(b)

when (i) all requisite corporate action, including the adoption of Authorizing Resolutions, has been taken by the Corporation to establish the terms of and to authorize the issuance of any series of Warrants and the consideration to be received therefor and to authorize the Securities Agreement relating thereto, (ii) all actions described in paragraph (a) above with respect to the Subordinate Voting Shares issuable upon the exercise of such Warrants have been taken (to the extent applicable), and (iii) the applicable Securities Agreement has been duly executed and delivered by the parties thereto and certificates evidencing such Warrants have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in such Authorizing Resolutions, in accordance with the applicable Securities Agreement and in the manner described in such Authorizing Resolutions, such Warrants will be valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms; and

(c)

provided that (i) the ATM Shares shall have been issued and sold pursuant to the ATM Agreement, and (ii) certificates evidencing the ATM Shares have been duly executed, countersigned, issued and delivered, against payment therefor of the consideration specified in the ATM Agreement, the ATM Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following qualifications and limitations:

(a)

enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, receivership, preference, moratorium, arrangement or winding up laws or other similar laws now or hereafter in effect, and related regulations and judicial doctrines, relating to or affecting the enforcement of creditors’ rights and remedies generally; and

(b)

enforceability may be limited by equitable principles, whether such equitable principles are considered at law or in equity, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement and the prospectuses contained therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes of applicable laws.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP